Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-261897) of Mirion Technologies, Inc. (formerly known as GS Acquisition Holdings Corp II) of our report dated December 10, 2021 relating to the financial statements of Mirion Technologies, Inc. (formerly known as GS Acquisition Holdings Corp II) which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP

New York, New York
November 17, 2022